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                                                                  EXHIBIT 5.1



                                                  Hunton & Williams LLP
                                                  Riverfront Plaza, East Tower
                                                  951 East Byrd Street
                                                  Richmond, Virginia 23219-4074

                                                  Tel  804 - 788 - 8200
                                                  Fax  804 - 788 - 8218




                                  March 1, 2005


Equity Inns, Inc.
7700 Wolf River Boulevard
Germantown, TN 38138


Gentlemen:

         We have acted as special counsel for Equity Inns, Inc., a Tennessee corporation (the "Company"), in connection with the offer and sale of up to 3,105,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock") of the Company, including 405,000 Shares subject to an underwriters' over-allotment option. The Shares will be issued in an underwritten public offering pursuant to the Company's Registration Statement on Form S-3 (File No. 333-117421) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended by Post-Effective Amendment No. 3 thereto (at the time such post-effective amendment was declared effective the "Registration Statement"), the Prospectus dated October 15, 2004 contained therein and the prospectus supplement thereto dated March 1, 2005 (collectively, the "Prospectus") and an Underwriting Agreement dated as of March 1, 2005 (the "Underwriting Agreement") among the Company, Equity Inns Trust, Equity Inns Partnership, L.P., A.G. Edwards & Sons, Inc. and Calyon Securities (USA) Inc.

         In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinions expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.

         The opinions set forth in this letter are based upon and are limited solely to the laws of the State of Tennessee, and we express no opinion herein concerning the laws of any other jurisdiction.


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Equity Inns, Inc.
March 1, 2005
Page 2


         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Tennessee; and

         2. The issuance of the Shares has been validly authorized and, upon issuance and sale pursuant to the Underwriting Agreement, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is being furnished to you for your submission to the Commission as an exhibit to the report on Form 8-K, to be filed by the Company with the Commission on or about the date hereof (the "8-K"). We hereby consent to the filing of this opinion as an exhibit to the 8-K and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

         This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.


                                                   Very truly yours,

                                                   /s/ Hunton & Williams LLP